Exhibit 10.3
EXTENSION AND AMENDMENT AGREEMENT
     THIS EXTENSION AND AMENDMENT AGREEMENT (the “Agreement”) is entered into as of the 21st day of August, 2008 (the “Effective Date”) by and between Hollywood Media Corp., a Florida corporation (the “Company”) and Mitchell Rubenstein (the “Executive”).
WITNESSETH:
     WHEREAS, the Executive has served as Chief Executive Officer of the Company since its inception, and presently serves in this capacity pursuant to a written Employment Agreement with the Company entered into as of July 1, 1993, as amended by that certain Extension and Amendment Agreement entered into as of July 1, 1998 between the Company and the Executive, by that certain Extension and Amendment Agreement entered into as of July 1, 2003 between the Company and the Executive, by that certain Extension and Amendment Agreement entered into as of May 31, 2004 between the Company and the Executive (collectively, the “Current Employment Agreement”);
     WHEREAS, absent termination by either party by notice 30 days prior to the end of the Term of the Current Employment Agreement (which Term is, absent extension or earlier termination, scheduled to end on December 31, 2008), the Current Employment Agreement shall automatically renew for an additional year through December 31, 2009;
     WHEREAS, the Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel;
     WHEREAS, the Board of Directors (the “Board”) of the Company recognizes that the Executive’s contribution to the growth and success of the Company has been and will continue to be substantial and desires to assure the Company of the Executive’s continued employment in an executive capacity and to compensate Executive therefore;
     WHEREAS, the Board has determined that entering into this Agreement to renew the Current Employment Agreement will reinforce and encourage the Executive’s continued attention and dedication to the Company; and
     WHEREAS, the Executive is willing to make her services available to the Company on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for and in consideration of this Agreement and the Current Employment Agreement, and the mutual benefits to be derived hereby and thereby, and the premises, representations, warranties, covenants and other good and valuable consideration provided for herein and therein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows, provided, however, that in the event of any inconsistency between the Current Employment Agreement and this Agreement, this Agreement shall take precedence (Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Current Employment Agreement):

          1. Confirmation of the Executive’s Duties. The Executive hereby confirms her duties and commitments set forth in Section 1.2 of the Current Agreement.
          2. Renewal. This Agreement serves to confirm the agreement of the Company and the Executive to waive any termination notice right set forth in the Current Employment Agreement with respect to the Term of the Current Employment Agreement as scheduled to end on December 31, 2008, and to have the Current Employment Agreement automatically renew through December 31, 2009 in accordance with the auto-renew of the Current Agreement, and thereafter automatically renew upon the terms of the Current Agreement.
          3. Deletion of Section 2.4 Earn-Out Provision. Section 2.4 — Earn-Out Provision of the Current Employment Agreement is hereby deleted in its entirety.
          4. Survival. Other than as specifically set forth above, no provision of this Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Current Employment Agreement. Except as provided in this Agreement, all other provisions, terms and benefits set forth in the Current Employment Agreement shall remain in full force and effect.
          5. Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have or have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

COMPANY: HOLLYWOOD MEDIA CORP., a Florida corporation
By:	/s/ Laurie Silvers
Laurie Silvers President

EXECUTIVE:
/s/ Mitchell Rubenstein
Mitchell Rubenstein